UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

February 22, 2018

Okta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Brannan Street

San Francisco, California 94107

(Address of principal executive offices and zip code)

(888) 722-7871

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Agreement.

Convertible Notes and the Indenture

On February 22, 2018, Okta, Inc. (the “Company”) priced its private offering of $300 million in aggregate principal amount of 0.25% Convertible Senior Notes due 2023 (the “Initial Notes”). On February 23, 2018, the initial purchasers in such offering exercised their option to purchase an additional $45 million in aggregate principal amount of the Notes (the “Additional Notes” and together with the “Initial Notes”, the “Notes”), bringing the total aggregate principal amount for the Notes to $345 million. The Notes are senior unsecured obligations of the Company. The Notes were issued pursuant to an Indenture, dated February 27, 2018 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will mature on February 15, 2023, unless earlier repurchased or converted. The Notes will bear interest from February 27, 2018 at a rate of 0.25% per year payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2018. The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding October 15, 2022, only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on April 30, 2018 (and only during such fiscal quarter), if the last reported sale price of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Class A Common Stock and the conversion rate on each such trading day; and (3) upon the occurrence of specified corporate events. On or after October 15, 2022 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. Upon conversion, the Company may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of the Class A Common Stock or a combination of cash and shares of the Class A Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes will initially be 20.6795 shares of the Class A Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $48.36 per share of the Class A Common Stock. The initial conversion price of the Notes represents a premium of approximately 35% to the $35.82 per share closing price of the Class A Common Stock on February 22, 2018. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The net proceeds from this offering were approximately $334 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $27.6 million of the net proceeds to pay the cost of the Note Hedge Transactions (as defined below) (after such cost was partially offset by the proceeds to the Company from the Warrant Transactions (as defined below)). The Company intends to use the remainder of the net proceeds for general corporate purposes.

Convertible Note Hedge and Warrant Transactions

On February 22, 2018, in connection with the pricing of the Initial Notes, the Company entered into privately negotiated convertible note hedge transactions (the “Base Note Hedge Transactions”) with some of the initial purchasers or their affiliates (the “Option Counterparties”). On February 23, 2018, in connection with the initial purchasers’ exercise of their option to purchase the Additional Notes, the Company entered into additional privately negotiated convertible note hedge transactions with the Option Counterparties (the “Additional Note Hedge Transactions,” and together with the Base Note Hedge Transactions, the “Note Hedge Transactions”). The Note Hedge Transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Class A Common Stock that underlie the Notes.

The Note Hedge Transactions are expected generally to reduce the potential dilution to the Class A Common Stock and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price of the Class A Common Stock, as measured under the terms of the Note Hedge Transactions, is greater than the strike price of the Note Hedge Transactions. The strike price of the Note Hedge Transactions is initially $48.3571 (subject to adjustment), corresponding to the approximate initial conversion price of the Notes.

On February 22, 2018, the Company also entered into separate, privately negotiated warrant transactions with the Option Counterparties (the “Base Warrant Transactions”) pursuant to which it sold net-share-settled (or, at the Company’s election subject to certain conditions, cash-settled) warrants to the Option Counterparties initially relating to the same number of shares of the Class A Common Stock initially underlying the Initial Notes, subject to customary anti-dilution adjustments. At the same time that the Company entered into the Additional Note Hedge Transaction, the Company also entered into additional privately negotiated warrant transactions with the Option Counterparties (the “Additional Warrant Transactions,” and together with the Base Warrant Transactions, the “Warrant Transactions”). The strike price of the warrants will initially be $68.0580 per share (subject to adjustment), which is 90% above the closing sale price of the Class A Common Stock on February 22, 2018. The Warrant Transactions could have a dilutive effect to the Class A Common Stock to the extent that the market price per share of the Class A Common Stock, as measured under the terms of the Warrant Transactions, exceeds the applicable strike price of the warrants.

The Note Hedge Transactions and the Warrant Transactions are separate transactions, in each case, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Note Hedge Transactions or the Warrant Transactions.

The foregoing descriptions of the Note Hedge Transactions and Warrant Transactions are qualified in their entirety by the copies of the form of call option transaction confirmation relating to the Note Hedge Transactions and the form of warrant confirmation relating to the Warrant Transactions, which are attached as exhibits to this report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the Purchase Agreement. The shares of the Class A Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company entered into the Warrant Transactions with the Option Counterparties in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Option Counterparties. The Warrant Transactions and the shares of the Class A Common Stock issuable upon exercise of the warrants comprising the Warrant Transactions, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Class A Common Stock are issued upon conversion of the Notes or exercise and settlement or termination of the warrants by the Option Counterparties pursuant to the Warrant Transactions, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes or exercise and settlement or termination of the warrants, as the case may be, and any resulting issuance of shares of the Class A Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of February 27, 2018, between Okta, Inc., and Wilmington Trust, National Association, as trustee.

4.2	Form of 0.25% Convertible Senior Notes due 2023 (included in Exhibit 4.1).

10.1	Form of Call Option Transaction Confirmation.

10.2	Form of Warrant Confirmation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of February 2018.

Okta, Inc.

By:	/s/ William E. Losch
Name	William E. Losch
Title:	Chief Financial Officer (Principal Accounting and Financial Officer)